Exhibit 99.1
eLoyalty Third Quarter 2006 Earnings Webinar November 8, 2006

Safe Harbor Language During today's call we will be making both historical and forward- looking statements in order to help you better understand our business. These forward looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today's date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q,as well as our press release issued earlier today. eLoyalty undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by eLoyalty Corporation. If you are not in agreement with this, you should drop off the call now.

Agenda eLoyalty Overview Review of Third Quarter Performance Fourth Quarter Guidance Rights Offering Q&A Summary

eLoyalty Overview Over the past several years we have been transforming a slow growth CRM Consulting firm into a rapidly growing Managed Services and Consulting Company We are principally focused on two Service Lines Converged IP for Contact Centers (CIPCC)...delivering and supporting Cisco's Converged IP solutions for Contact Centers Behavioral Analytics(tm)...a unique, proprietary Analytics service with significant upside potential

Third Quarter Quarter Goals Grow our Converged IP for Contact Center (CIPCC) Service Line Achieve next Behavioral Analytics(tm) Milestones Realize significant P&L improvement

Third Quarter Financial Results Summary $25.9 million of Total Revenue $1.9 million of Adjusted Earnings $1.0 million of Earnings Before Non Cash Compensation Expenses GAAP Breakeven

Significant Third Quarter Accomplishments Strong Total Revenue Growth 26% sequential growth 22% year over year increase Significant P&L Improvement $1.9 million of Adjusted Earnings $5.7 million sequential improvement in P&L performance Record CIPCC Quarter 50% sequential growth in Consulting revenue 14% sequential increase and 105% year over year increase in Managed services revenue Significant Behavioral Analytics(tm) Progress 528% sequential growth and 1,193% year over year increase in total Behavioral Analytics(tm) revenue Closed 3 new assessments...2 with very large Insurance Companies and 1 with a Top 5 HMO Increased Behavioral Analytics(tm) Backlog by ~ $0.7 million Record Managed Services Quarter $8.3 million in Managed services revenue 72 total Managed services clients

Third Quarter Service Line Review

Growth in CIPCC and Behavioral Analytics(tm) Revenue Q1 2005 Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 0.21 0.27 0.32 0.4 0.35 0.44 0.56 Represents Quarterly % of CIPCC and Behavioral Analytics(tm) Services Revenue as % of Total Services Revenue

Managed Services Backlog Trend ($000's) Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 10000 23000 26000 44900 63900 61000 Behavioral Analytics(tm) Backlog increased by ~$0.7million and represents in excess of 65% of ending Q3 Managed Services Backlog

Q3 P&L Overview and Comparison to Q2 Revenue grew by $5.4 million $5.6 million Gross Margin expansion Behavioral Analytics(tm) impact Increased CIPCC Consulting revenue and utilization Higher utilization in our traditional Consulting Portfolio $1.9 million Cisco Product Resale Incentives $5.7 million sequential increase in Adjusted Earnings $5.6 million Gross Margin expansion Tight control of all other spending Ending headcount was 393 Up 4% from Q2 Continued hiring in CIPCC and Behavioral Analytics(tm) Service Lines

Deferred Revenue and Cisco Product Resale Incentives Deferred Revenue Mostly relates to work done on Behavioral Analytics(tm) deployments Q3 Deferred Revenue activity $2.7 million of revenue was deferred in Q3 $2.0 million of previously deferred revenue was recognized during Q3...~$1.2 million was related to hitting one specific Behavioral Analytics(tm) contract milestone Cisco Product Resale Incentives Earned pursuant to Cisco Programs to incent sales of certain of their products $1.9 million was recorded in Q3 Going forward, these incentive amounts may fluctuate significantly based on the level of our Cisco product resales and the nature Cisco's Incentive Programs

Impact of Behavioral Analytics(tm) Behavioral Analytics(tm) is a Managed Analytics Service Key elements of our Business Model Significant investment over the last 3 years Continuing high level of investment to support new client activity and create additional competitive advantage High margin, sticky subscription contracts Very, very early stage of revenue ramp Strong Customer traction Impressive early Customer wins...UHG Deployment recognized by Gartner Expect to begin to recognize Subscription revenue for 3 new customers in Q4 Record level of new Assessments in progress Significant prospect activity In Q3 Behavioral Analytics(tm) was slightly accretive to the P&L In Q4 we expect to increase our investment in Behavioral Analytics(tm) and we do not expect Behavioral Analytics(tm) to be accretive

Third Quarter Balance Sheet Review Key Balance Sheet Measures $13.6 million in Cash $13.2 million in Accounts Receivable $1.9 million Receivable from Cisco 46 Day DSO Key factors impacting the Balance Sheet $5.4 million sequential increase in Revenue $4.2 million growth Accounts Receivable and Other Receivables (amounts due from Cisco) $1.8 million of Cap Ex (primarily for Behavioral Analytics(tm) deployments) $0.9 million decrease in customer prepayments $0.7 million dividend payment

Fourth Quarter Guidance Quarterly Guidance Principles From Q4 onward we intend to provide Guidance for Services revenue only Our goal is to achieve the Mid Point of our Guidance range, and we will strive to be within +/- 5% of the top/bottom our Guidance range Factors driving Fourth Quarter Guidance Increased Behavioral Analytics(tm) revenue driven by new Assessment activity Improved outlook for our traditional Consulting Services Seasonal impact of Thanksgiving and Christmas on utilization and revenue realization Our Q4 Services revenue Guidance is $19.0 million to $20.0 million

Rights Offering Today we filed an S-3 Registration Statement for a Rights Offering of eLoyalty Common Stock Our target is to raise approximately $18 million to fund future growth The Offering will be open to all holders of eLoyalty Common and Preferred Stock as of the Record Date The Record Date and Pricing will be established after the S-3 clears SEC Review

Q&A

Summary Positives Cisco CIPCC momentum Behavioral Analytics(tm) progress Strong growth in Managed services revenue Significant P&L improvement Focus Areas Continue to grow CIPCC Service Lines Invest to drive Behavioral Analytics(tm) to the next level Summary Pleased with Q3 performance Encouraged by opportunities we are seeing Significant work ahead of us

Thank You Kelly Conway (847) 582-7200 Kelly_Conway@eLoyalty.com Steve Pollema (847) 582-7100 Steve_Pollema@eLoyalty.com